Exhibit 99.1
OPKO Health Announces Pricing of Public Offering of Common Stock
MIAMI, March 9, 2011— OPKO Health, Inc. (NYSE Amex: OPK) today announced the pricing of an underwritten public offering of 27,000,000 shares of its common stock at a price to the public of $3.75 per share, before underwriting discounts and commissions. The Company also granted the underwriters a 30-day option to purchase up to an additional 4,050,000 shares of common stock. All of the shares are being offered by the Company. The offering is expected to close on or about March 14, 2011, subject to customary closing conditions.
Jefferies & Company, Inc. and J.P. Morgan Securities LLC are acting as joint book-running managers for the offering. UBS Investment Bank and Lazard Capital Markets LLC are acting as co-lead managers for the offering and Ladenburg Thalmann & Co. Inc., a subsidiary of Ladenburg Thalmann Financial Services Inc. (NYSE Amex:LTS), is acting as co-manager for the offering.
The Company intends to use the net proceeds of the offering for general corporate purposes, including research and development expenses, clinical trials, acquisitions of new technologies or businesses, and other business opportunities.
The securities described above are being offered by the Company pursuant to a shelf registration statement previously filed with and declared effective by the U.S. Securities and Exchange Commission. A copy of the final prospectus related to the offering may be obtained from Equity Syndicate Prospectus Department, Jefferies & Company, Inc., 520 Madison Avenue, 12th Floor, New York, NY, 10022, at 877-547-6340, and at Prospectus_Department@Jefferies.com, or from J.P. Morgan Securities LLC, c/o Broadridge Financial Solutions, 1155 Long Island Avenue, Edgewood, New York 11717 or by calling 1-866-803-9204.
This press release shall not constitute an offer to sell or the solicitation of an offer to buy these securities, nor shall there be any sale of these securities in any state or other jurisdiction in which such offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of any such state or other jurisdiction.
About OPKO Health, Inc.
We are a multi-national biopharmaceutical and diagnostics company that seeks to establish industry-leading positions in large and rapidly growing medical markets by leveraging our discovery, development and commercialization expertise and our novel and proprietary technologies. Our current focus is on conditions with major unmet medical needs including neurological disorders, infectious diseases, oncology and ophthalmologic diseases.
Certain of the statements made in this press release are “forward-looking statements,” as that term is defined under the Private Securities Litigation Reform Act of 1995 (PSLRA), which statements may be identified by words such as “expects,” “plans,” “projects,” “will,” “may,” “anticipates,” “believes,” “should,” “could,” “intends,” “estimates,” and other words of similar meaning, including statements regarding our offering of shares of common stock and the expected use of proceeds of such offering. Many factors, including those described in our filings with the Securities and Exchange Commission, could cause actual results or developments to differ materially from those projected or implied in these forward-looking statements. Factors that may cause such a difference include, without limitation, risks and uncertainties related to market conditions and the satisfaction of customary closing conditions related to the offering. In addition, forward-looking statements may also be adversely affected by risks inherent in funding, developing and obtaining regulatory approvals of new, commercially-viable and competitive products and treatments, general market factors, competitive product development, product availability, federal and state regulations and legislation, the regulatory process for new products and indications, manufacturing issues that may arise, patent positions and litigation, among other factors. The Company will continue to need significant amounts of additional capital to fund its operations and may be unable to raise capital when needed, which would force the Company to delay, reduce the scope of or eliminate one or more of its development programs. Additional risks and uncertainties relating to the offering, the Company and its business can be found under the heading “Risk Factors” in the final prospectus supplement related to the offering to be filed with the Securities and Exchange Commission on or about the date hereof. The Company disclaims any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.
Contacts:
Steven D. Rubin 305-575-6015